Exhibit 10(s)
to the 12/31/2001
Blount International, Inc.
Form 10k

                      EMPLOYMENT AGREEMENT


      THIS AGREEMENT is made and entered into as of this 15th day of  August,  2000, by and between BLOUNT INTERNATIONAL,  INC.,  a

Delaware   corporation   (the  "Company"),   and   DENNIS   EAGAN

("Executive").

                      W I T N E S S E T H:

      WHEREAS, the Company and Executive desire to enter into  an agreement providing for Executive's employment by the Company and specifying the terms and conditions of such employment;

      NOW,  THEREFORE, in consideration of the premises  and  the mutual  covenants  and agreements contained herein,  the  parties hereby agree as follows:

     1.   Purpose and Effective Date.

           (a)   The  purpose of this Agreement is to  create  an

understanding  which  shall  provide the  basis  for  Executive's employment by the Company;

          (b)  This Agreement shall become effective as of August

15,   2000  (the  "Effective  Time")  and  this  Agreement  shall terminate as hereinafter provided.

     2.   Employment and Term.

           (a)   Subject  to  the terms and  conditions  of  this

Agreement,  the Company hereby employs Executive,  and  Executive hereby  accepts  employment, as President of the  Industrial  and

Power  Equipment  Group  and  shall have  such  responsibilities,

duties  and  authority that are consistent with such position  as may  from  time to time be assigned to Executive by the President and  Chief Operating Officer, the Chief Executive Officer and the

Board.   Executive  hereby agrees that during the  Term  of  this

Agreement  he  will  devote substantially all his  working  time,

attention and energies to the diligent performance of his  duties

as  President of the Industrial and Power Equipment Group.   With

the  consent  of the Chief Executive Officer, the  Executive  may serve  as  a  director on the boards of directors or trustees  of additional companies and organizations.

           (b)   Unless  earlier terminated as  provided  herein,

Executive's  employment  under this  Agreement  shall  be  for  a rolling,  one year term (the "Term") commencing on the  Effective

Time,  and  shall  be  deemed to automatically,  without  further action by either the Company or Executive, extend each day for an additional  day,  such that the remaining term of  the  Agreement shall continue to be one year; provided, however, that (i) either party  may, by written notice to the other, cause this  Agreement to  cease  to  extend automatically and, upon  such  notice,  the

"Term"  of  this Agreement shall be the one year period following the  date of such notice and this Agreement shall terminate  upon the  expiration of such Term, and (ii) the Term of this Agreement shall  cease  on  the date Executive attains age 65,  unless  the parties  otherwise agree in writing.  If no such notice to  cease to  extend  has  been  given  and this  Agreement  is  terminated pursuant  to  Section  5.1 or 5.2 hereof,  for  the  purposes  of calculating and assessing the damages to Executive as a result of such  termination, the remaining Term of this Agreement shall  be deemed to be two years from the date of such termination (or,  if earlier, the date Executive attains age 65).

      3.    Compensation and Benefits.  As compensation  for  his

services  during the Term of this Agreement, Executive  shall  be

paid   and  receive  the  amounts  and  benefits  set  forth   in

subsections (a) through (h) below:

           (a)   An  annual base salary ("Base Salary") of  Three

Hundred  Thirty Thousand Dollars ($330,000.00), prorated for  any partial  year  of employment.  Executive's Base Salary  shall  be subject  to  annual  review for increases at  such  time  as  the

Company  conducts  salary  reviews  for  its  executive  officers

generally.   Executive's salary shall be payable in substantially

equal  installments on a bi-monthly basis, or in accordance  with the  Company's regular payroll practices in effect from  time  to time for executive officers of the Company.

           (b)  Executive shall be eligible to participate in the

Executive   Management  Annual  Incentive   Program   ("Incentive

Program")  and  such  other  annual incentive  plans  as  may  be established  by the Company from time to time for  its  executive

officers.   The Board or a committee of the Board will  establish

performance  goals  each  year under the Incentive  Program,  and

Executive's  annual  Target Bonus shall be 50%  of  Base  Salary;

provided, that, for fiscal year 2001, Executive's incentive bonus under the Incentive Program shall not be less than $150,000.  The annual incentive bonus payable under this subsection (b) shall be payable  in  accordance  with  the provisions  of  the  Incentive

Program  at  the  same  time bonuses are  paid  to  other  senior executives, after certification by the Compensation Committee  of the  Board  that the applicable performance objectives have  been met,  unless Executive elects to defer all or a portion  of  such amount  pursuant to any deferral plan established by the  Company for such purpose.

          (c)  Promptly after Executive commences employment, the

Company will grant Executive 25,000 options to purchase shares of the  Company's  Common  Stock that will  vest  over  time  ("Time

Options")  and the Company will grant Executive performance-based

options   for  25,000  shares  of  the  Company's  Common   Stock

("Performance  Options") (the Time Options  and  the  Performance

Options are collectively referred to herein as "Options").    The

terms  and  conditions of the Time Options  and  the  Performance

Options  shall be as set forth in the separate Option  Agreements

with  Executive  covering the grant of such Options.   The  other

terms and conditions applicable to the Options and the shares  to be purchased pursuant to such Options shall be as provided in the

Employee Stockholders Agreement to which Executive will become  a

party.   Executive will be eligible to participate in such  other

stock option programs as may be established from time to time  by

the   Company   for  its  executive  officers.   Executive   will

participate in any long-term incentive plans established  by  the

Company for executive officers at his level.

           (d)   Executive  shall  be (i) a  participant  in  the

Blount,  Inc.  and  Subsidiaries Supplemental Retirement  Benefit

Plan  ("SERP"),  and  (ii)  covered by a  Supplemental  Executive

Retirement  Plan ("Individual SERP") in the form attached  hereto as Exhibit A.

           (e)  Executive shall be entitled to participate in, or

receive  benefits under, any "employee benefit plan" (as  defined in  Section  3(3) of ERISA) or employee benefit arrangement  made generally  available  by the Company to its  executive  officers,

including  plans providing retirement, 401(k) benefits (including the Supplemental 401(k) Plan), deferred compensation, health care

(including  Exec-U-Care), life insurance, disability and  similar benefits.

            (f)    The  Company  will  reimburse  Executive   for

membership dues and assessments at recreational and social  clubs if  submitted to and approved by the Chief Executive  Officer  of

the  Company.   Executive  will  be  provided  an  automobile  in

accordance  with the Company's automobile policy for  executives,

and  the  Company will pay all insurance, maintenance, fuel,  oil and  related operational expenses for such automobile.  Executive will  be  entitled  to  two weeks vacation after  six  months  of employment and four weeks vacation after his first full  year  of

employment.   Executive  will  be  provided  an  annual  physical

examination and a financial/tax consultant for personal financial and  tax planning.  Executive will be promptly reimbursed by  the

Company  for  all  reasonable  business  expenses  he  incurs  in

carrying   out  his  duties  and  responsibilities   under   this

Agreement.

           (g)   Executive  shall participate  in  the  Company's

Executive  Life Insurance Program, which will provide  a  benefit equal  to  $250,000.  This insurance will be paid-up on the  date

Executive attains 65 and will be delivered to Executive as a paid-

up  insurance policy upon his retirement from the Company  at  or after age 65.  The life insurance provided to Executive under the

Executive Life Insurance Program shall be in addition to any life insurance he receives under the Company's group term policy under subsection (e) above.

           (h)   Executive will be paid a tax gross-up amount  by

the Company to cover any additional federal or state income taxes he  incurs  as a result of being required to include  in  taxable income  the  amount  of the premiums or costs for  the  insurance described in subsection (g) above.

     4.   Confidentiality and Noncompetition.

           (a)   Executive acknowledges that, during the Term  of

this   Agreement,   the   Company  will  furnish   to   Executive

Confidential  Information which could be  used  by  Executive  on

behalf   of   a  competitor  of  the  Company  to  the  Company's

substantial  detriment.   Moreover, the  parties  recognize  that

Executive  during the course of his employment with  the  Company may  develop  important relationships with customers  and  others having valuable business relationships with the Company.  In view of  the  foregoing, Executive acknowledges and  agrees  that  the restrictive  covenants contained in this Section  are  reasonably necessary  to protect the Company's legitimate business interests and good will.

           (b)   Executive  agrees  that  he  shall  protect  the

Company's Confidential Information and shall not disclose to  any

Person,  or  otherwise use, except in connection with his  duties performed  in  accordance with this Agreement,  any  Confidential

Information  at any time, including following the termination  of his  employment  with  the  Company  for  any  reason;  provided,

however, that Executive may make disclosures required by a  valid order  or subpoena issued by a court or administrative agency  of competent  jurisdiction, in which event Executive  will  promptly notify  the  Company  of such order or subpoena  to  provide  the

Company  an  opportunity  to protect its interests.   Executive's

obligations under this Section 4(b) shall survive any  expiration or  termination of this Agreement for any reason,  provided  that

Executive  may  after  such expiration  or  termination  disclose

Confidential  Information with the prior written consent  of  the

Board.

            (c)   Upon  the  termination  or  expiration  of  his

employment hereunder, Executive agrees to deliver promptly to the

Company  all  Company files, customer lists, management  reports,

memoranda,  research, Company forms, financial data  and  reports and  other  documents supplied to or created by him in connection with  his  employment  hereunder (including  all  copies  of  the foregoing) in his possession or control, and all of the Company's equipment  and  other  materials in his  possession  or  control.

Executive's obligations under this Section 4(c) shall survive any expiration or termination of this Agreement.

            (d)   Upon  the  termination  or  expiration  of  his

employment  under  this Agreement, Executive agrees  that  for  a period of one (1) year from his date of  termination or until the

end   of   the  period  for  which  he  is  entitled  to  receive

compensation under Section 5.1(a) below, whichever is longer,  he shall  not  (i) enter into or engage in the design,  manufacture,

marketing  or sale of any products similar to those  produced  or offered  by  the Company or its affiliates in the area  of  North

America,  either as an individual, partner or joint venturer,  or as an employee, agent or salesman, or as an officer, director, or shareholder  of a corporation, (ii) divert or attempt  to  divert any  person,  concern  or entity which is furnished  products  or services  by the Company from doing business with the Company  or otherwise  change  its relationship with the  Company,  or  (iii)

solicit, lure or attempt to hire away any of the employees of the

Company with whom the Executive interacted directly or indirectly while employed with the Company.

           (e)   Executive  acknowledges that if he  breaches  or

threatens  to  breach  this  Section 4,  his  actions  may  cause irreparable  harm and damage to the Company which  could  not  be compensated  in damages.  Accordingly, if Executive  breaches  or threatens to breach this Section 4, the Company shall be entitled to  seek  injunctive relief, in addition to any other  rights  or remedies of the Company.  The existence of any claim or cause  of action  by  Executive against the Company, whether predicated  on this  Agreement or otherwise, shall not constitute a  defense  to the  enforcement  by the Company of Executive's  agreement  under this Section 4(e).

     5.   Termination.

     5.1   By  Executive.   Executive shall  have  the  right  to

terminate  his  employment hereunder at any  time  by  Notice  of

Termination (as described in Section 7).  If Executive terminates his  employment  because (i) the Company has materially  breached this  Agreement, and such breach has not been cured within thirty

(30)  days  after  written  notice of such  breach  is  given  by

Executive to the Company; or (ii) Executive's termination is  for

Good  Reason  (as  defined in Section 6.7),  Executive  shall  be entitled  to receive the compensation and benefits set  forth  in subsections  (a) through (h) below.  If Executive terminates  his employment  other than pursuant to clauses (i) or  (ii)  of  this

Section 5.1, the Company's obligations under this Agreement shall

cease  as  of  the  date of such termination.   Unless  specified

otherwise, the time periods in (a) through (h) below shall be the lesser of eighteen (18) months (twenty-four (24) months effective

August 15, 2002, if Executive is actively employed on that  date)

commencing  on the date of Executive's termination of  employment or  the  time  period  remaining from  the  date  of  Executive's

termination  until he attains age 65 ("Severance  Period").   The

Company  agrees  that if Executive terminates employment  and  is entitled to compensation and benefits under this Section 5.1,  he shall  not  be  required  to mitigate damages  by  seeking  other employment, provided, however, if Executive terminates employment prior  to  August 15, 2002, the amount of compensation  he  earns from  subsequent employment during the 18-month period after  his termination  will  reduce dollar for dollar the  amount  of  Base

Salary and Bonus payable by the Company under subsections (a) and

(b) below.

           (a)   Base Salary - Executive will continue to receive

his  Base Salary as then in effect (subject to withholding of all applicable taxes) for the Severance Period in the same manner  as it  was  being  paid  as  of the date of  termination;  provided,

however,  that,  if Executive terminates active employment  after

August 15, 2002, the salary payments provided for hereunder shall be  paid in a single lump sum payment, to be paid not later  than

30  days  after his termination of employment; provided, further,

that  the amount of such lump sum payment shall be determined  by taking  the  salary payments to be made and discounting  them  to their  Present  Value (as defined in Section  6.9)  on  the  date

Executive's employment under this Agreement is terminated.

           (b)   Bonuses and Incentives - Executive shall receive

bonus payments (subject to withholding of applicable taxes)  from the  Company for each month of the Severance Period in an  amount for  each such month equal to one-twelfth of the average  of  the incentive  bonuses  earned  by  him  for  the  two  fiscal  years immediately preceding the year in which such termination  occurs,

provided  that if Executive has only been employed for  a  period which  has made him eligible to receive one such incentive  bonus the  bonus payment under this subsection (b) shall be one-twelfth of  any  such  bonus payment.  Any incentive bonus  amounts  that

Executive  had previously earned from the Company but  which  may not  yet  have been paid as of the date of termination  shall  be payable  on the date such amounts are payable to other executives and  Executive's termination shall not affect the payment of such

bonus.   Executive shall also receive a prorated incentive  bonus

for  any  uncompleted  fiscal year at  the  date  of  termination

(assuming for this purpose that the Target Award level  has  been achieved  for such year), based upon the number of days  that  he was  employed  during such fiscal year.  If Executive  terminates active  employment  after  August 15,  2002,  the  bonus  amounts determined herein shall be paid in a single lump sum payment,  to be  paid  not later than 30 days after termination of employment;

provided,  that the amount of such lump sum payment  representing the  monthly  bonus payments shall be determined  by  taking  the monthly  bonus payments to be made and discounting them to  their

Present  Value  on  the  date Executive's employment  under  this

Agreement is terminated.

           (c)   Health and Life Insurance Coverage - The  health

(including  Exec-U-Care) and group term life  insurance  benefits coverage  provided to Executive at his date of termination  shall be  continued for the Severance Period at the same level  and  in the  same  manner as then provided to actively employed executive participants  as if his employment under this Agreement  had  not

terminated.    Any   additional  coverages   Executive   had   at

termination, including dependent coverage, will also be continued

for such period on the same terms, to the extent permitted by the applicable policies or contracts.  Any costs Executive was paying for  such coverages at the time of termination shall be  paid  by

Executive by separate check payable to the Company each month  in

advance,  or  deducted  from  the  monthly  payments  due   under

subsections (a) and (b) above.  If the terms of any benefit  plan referred to in this Section, or the laws applicable to such plan,

do  not  permit  continued participation by Executive,  then  the

Company  will arrange for other coverage at its expense providing substantially similar benefits (including the same deductible and co-payment levels provided under the Company's policy).

            (d)   Employee  Retirement  Plans  -  To  the  extent

permitted  by the applicable plan, Executive will be entitled  to continue to participate, consistent with past practices,  in  all employee retirement and deferred compensation plans maintained by the  Company in effect as of his date of termination,  including,

to the extent such plans are still maintained by the Company, the

Blount Retirement Plan, the Blount 401(k) Plan, the Blount Excess

401(k)  Plan,  the  SERP, and the Individual  SERP.   Executive's

participation  in  such retirement plans shall continue  for  the

Severance Period and the compensation payable to Executive  under

(a) and (b) above shall be treated (unless otherwise excluded) as compensation  under  the plan as if it were  paid  on  a  monthly

basis.   For  purposes of the Blount 401(k) Plan and  the  Blount

Excess  401(k)  Plan,  he will receive an  amount  equal  to  the

Company's  contributions  to  the plan,  assuming  Executive  had

participated   in   such   plan  at   the   maximum   permissible

contributions level.  If continued participation in any  plan  is not permitted by the plan or by applicable law, the Company shall

pay   to   Executive  or,  if  applicable,  his   beneficiary   a

supplemental benefit equal to the present value on  the  date  of termination  of  employment under this Agreement  (calculated  as provided  in the plan) of the excess of (i) the benefit Executive would  have been paid under such plan if he had continued  to  be covered  for  the  Severance Period (less any  amounts  Executive would  have  been required to contribute), over (ii) the  benefit actually  payable  under such plan.  The Company  shall  pay  the

Present Value of such additional benefits (if any) in a lump  sum within 30 days of his termination of employment.

           (e)  Effect of Lump Sum Payment.  Any lump sum payment

under  subsections (a) or (b) above shall not alter  the  amounts

Executive  is  entitled  to  receive  under  the  benefit   plans

described in this section.  For this purpose, benefits under such plans  shall be determined as if Executive had remained  employed and received such payments monthly over the Severance Period.

           (f)   Executive  Life Insurance Program.   During  the

Severance  Period, the Company will continue to pay the  premiums on Executive's policy under the Executive Life Insurance Program.

          (g)  Stock Options.  As of his date of termination, all

of  the  Time Options and the Performance Options, and any  other outstanding  stock options granted to Executive by  the  Company,

shall  become  vested and exercisable as provided in  the  Option

Agreements.

           (h)   Office  Space; Secretarial.  Executive  will  be

provided   appropriate  office  space,  and  reasonable  expenses

related  thereto  for  a  period  of  twelve  (12)  months   from

Executive's date of termination.

      5.2   By  Company.   The Company shall have  the  right  to

terminate Executive's employment under this Agreement at any time during the Term by Notice of Termination (as described in Section

7).   If the Company terminates Executive's employment under this

Agreement  (i)  for  Cause, as defined in Section  6.2,  (ii)  if

Executive becomes Disabled, or (iii) upon Executive's death,  the

Company's obligations under this Agreement shall cease as of  the date  of  termination; provided, however, that Executive will  be entitled  to whatever benefits are payable pursuant to the  terms of any health, life insurance, disability, welfare, retirement or other  plan or program maintained by the Company.  If the Company terminates Executive during the Term of this Agreement other than pursuant  to  clauses  (i) through (iii)  of  this  Section  5.2,

Executive  shall  be  entitled to receive  the  compensation  and benefits  provided in subsections (a) through (h) of Section  5.1 above  for  the  Severance Period (as defined  therein),  and  in accordance  with the other provisions of Section  5.1,  including any mitigation requirements.

     5.3  Limitation on Benefits Upon Termination.

           (a)  Notwithstanding anything in this Agreement to the

contrary, any benefits payable or to be provided to Executive  by the Company or its affiliates, whether pursuant to this Agreement or  otherwise, which are treated as Severance Payments shall, but only  to  the  extent necessary, be modified or  reduced  in  the manner provided in (b) below so that the benefits payable  or  to be provided to Executive under this Agreement that are treated as

Severance Payments, as well as any payments or benefits  provided outside  of this Agreement that are so treated, shall  not  cause

the  Company  to  have  paid  an Excess  Severance  Payment.   In

computing  such amount, the parties shall take into  account  all provisions  of Code Section 280G, and the regulations thereunder,

including making appropriate adjustments to such calculation  for amounts  established to be Reasonable Compensation.  If Executive becomes  entitled to compensation and benefits under Section  5.1 or  Section 5.2 and such payments would cause the Company to  pay an  Excess  Severance  Payment, Executive shall  be  required  to mitigate damages (but only with respect to amounts that would  be treated as Excess  Severance Payments) by reducing the amount  of

Excess  Severance  Payments  he is entitled  to  receive  by  any compensation  and  benefits he earns from  subsequent  employment

(but  shall  not be required to seek such employment) during  the

Severance Period.

           (b)   In  the  event that the amount of any  Severance

Payments  which  would  be  payable to  or  for  the  benefit  of

Executive  under this Agreement must be modified  or  reduced  to comply  with  this  Section  5.3, Executive  shall  direct  which

Severance  Payments  are  to be modified  or  reduced;  provided,

however, that no increase in the amount of any payment or  change in the timing of the payment shall be made without the consent of the Company.

           (c)   This Section 5.3 shall be interpreted so  as  to

avoid  the imposition of excise taxes on Executive under  Section

4999  of  the  Code  or the disallowance of a  deduction  to  the

Company  pursuant to Section 280G(a) of the Code with respect  to

amounts    payable   under   this   Agreement    or    otherwise.

Notwithstanding  the  foregoing, in no  event  will  any  of  the provisions  of  this Section 5.3 create, without the  consent  of

Executive,  an obligation on the part of Executive to refund  any amount to the Company following payment of such amount.

           (d)   In addition to the limits otherwise provided  in

this  Section 5.3, to the extent permitted by law, Executive  may in  his  sole discretion elect to reduce any payments he  may  be

eligible   to  receive  under  this  Agreement  to  prevent   the

imposition of excise taxes on Executive under Section 4999 of the

Code.

           (e)   For  purposes of this Section 5.3, the following

definitions shall apply:

               (i)  "Excess Severance Payment" - The term "Excess

     Severance Payment" shall have the same meaning as  the  term

     "excess parachute payment" defined in Section 280G(b)(1)  of the Code.

                (ii)  "Severance Payment" - The  term  "Severance

     Payment"  shall have the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Code.

                (iii)      "Reasonable Compensation" -  The  term

     "Reasonable  Compensation" shall have the  same  meaning  as

     provided  in  Section 280G(b)(4) of the Code.   The  parties

     acknowledge  and agree that, in the absence of a  change  in existing  legal  authorities or  the  issuance  of  contrary authorities, amounts received by Executive as damages  under or  as  a  result  of  a breach of this Agreement  shall  be considered Reasonable Compensation.

                (iv)  "Present Value" - The term "Present  Value"

     shall   have  the  same  meaning  as  provided  in   Section

     480G(d)(4) of the Code.

      6.    Definitions.   For  purposes of  this  Agreement  the

following terms shall have the meanings specified below:

      6.1   "Board"  or  "Board  of  Directors".   The  Board  of

Directors of the Company.

      6.2  "Cause" .  The involuntary termination of Executive by

the  Company  for  the  following  reasons  shall  constitute   a

termination for Cause:

           (a)  If the termination shall have been the result  of

an  act  or  acts  by  Executive which  have  been  found  in  an applicable  court  of  law to constitute  a  felony  (other  than traffic-related offenses);

           (b)  If the termination shall have been the result  of

an  act or acts by Executive which are in the good faith judgment of  the  Board  to be in violation of law or of policies  of  the

Company and which result in demonstrably material injury  to  the

Company;

           (c)  If the termination shall have been the result  of

an  act  or  acts of proven dishonesty by Executive resulting  or intended to result directly or indirectly in significant gain  or personal  enrichment  to the Executive  at  the  expense  of  the

Company; or

           (d)   Upon  the willful and continued failure  by  the

Executive  substantially to perform his duties with  the  Company

(other  than  any such failure resulting from incapacity  due  to mental  or  physical illness not constituting  a  Disability,  as defined  herein),  after  a  demand in  writing  for  substantial performance  is delivered by the Board, which demand specifically identifies the manner in which the Board believes that  Executive has not substantially performed his duties.

      With  respect  to clauses (b), (c) or (d)   above  of  this

Section, Executive shall not be deemed to have been involuntarily terminated  for  Cause  unless and until there  shall  have  been delivered  to  him  a copy of a resolution duly  adopted  by  the affirmative  vote of not less than three-quarters of  the  entire membership  of  the  Board  at  a meeting  of  the  Board  (after reasonable  notice  to  Executive and  an  opportunity  for  him,

together with his counsel, to be heard before the Board), finding that,  in  the  good  faith opinion of the Board,  Executive  was guilty of conduct set forth above in clauses (b), (c) or (d)  and specifying  the particulars thereof in detail.  For  purposes  of this  Agreement, no act or failure to act by Executive  shall  be deemed  to  be  "willful" unless done or omitted to  be  done  by

Executive  not in good faith and without reasonable  belief  that

Executive's action or omission was in the best interests  of  the

Company.

     6.3  "Change in Control".   Either

           (a)   the acquisition, directly or indirectly, by  any

"person" (as such term is used in Sections 13(d) and 14(d) of the

Securities Exchange Act of 1934, as amended), other than  LB  MBP

II  or  any  of  its  affiliates, of securities  of  the  Company representing  an aggregate of more than fifty  percent  (50%)  of the  combined  voting  power  of the Company's  then  outstanding securities  (excluding the acquisition by persons  who  own  such amount  of  securities  on the date hereof,  or  acquisitions  by persons who acquire such amount through inheritance), or

           (b)   during  any  period  of two  consecutive  years,

individuals  who at the beginning of such period  constitute  the

Board,  cease  for any reason to constitute at least  a  majority thereof, unless the election of each new director was approved in advance  by  a vote of at least a majority of the directors  then still  in  office  who  were directors at the  beginning  of  the period; or

           (c)   consummation of (i) a merger,  consolidation  or

other business combination of the Company with any other "person"

(as  such  term  is  used  in Sections 13(d)  and  14(d)  of  the

Securities  Exchange  Act  of  1934,  as  amended)  or  affiliate

thereof,   other  than  a  merger,  consolidation   or   business

combination which would result in the outstanding common stock of the  Company  immediately prior thereto continuing  to  represent

(either  by  remaining  outstanding or by  being  converted  into common  stock  of the surviving entity or a parent  or  affiliate thereof) more than fifty percent (50%) of the outstanding  common stock  of  the  Company, or such surviving entity  or  parent  or affiliate  thereof,  outstanding immediately after  such  merger,

consolidation or business combination, or (ii) a plan of complete

liquidation  of  Company  or  an  agreement  for  the   sale   or

disposition  by Company of all or substantially all of  Company's assets;

           (d)   a  Public  Offering as defined in  the  Employee

Stockholder Agreement; or

           (e)   a  sale  of more than 50% of the assets  of  the

Company;

provided that none of the events described in clauses (b) through

(e) shall be deemed a Change in Control if, immediately following such  event, LB MBP II and its affiliates own 50% or more of  the

combined   voting   power  of  the  Company's  then   outstanding

securities.

      6.4  "Code" .  The Internal Revenue Code of 1986, as it may

be amended from time to time.

      6.5  "Confidential Information" .  All technical, business,

and other information relating to the business of the Company  or its  subsidiaries  or affiliates, including, without  limitation,

technical or nontechnical data, formulae, compilations, programs,

devices,   methods,   techniques,  processes,   financial   data,

financial  plans, product plans, and lists of actual or potential customers or suppliers, which (i) derives economic value,  actual or  potential, from not being generally known to, and  not  being readily ascertainable by proper means by, other Persons, and (ii)

is   the  subject  of  efforts  that  are  reasonable  under  the

circumstances  to maintain its secrecy or confidentiality.   Such

information   and   compilations   of   information   shall    be

contractually subject to protection under this Agreement  whether or  not  such  information constitutes  a  trade  secret  and  is separately  protectable at law or in equity as  a  trade  secret.

Confidential  Information does not include confidential  business information  which  does  not constitute  a  trade  secret  under applicable  law two years after any expiration or termination  of this Agreement.

     6.6  "Disability" or "Disabled".  Executive's inability as a result  of physical or mental incapacity to substantially perform his  duties for the Company on a full-time basis for a period  of six (6) months.

      6.7   "Good  Reason".  A "Good Reason" for  termination  by

Executive  of  Executive's employment shall mean  the  occurrence

during   the  Term   (without  the  Executive's  express  written

consent)  of  any  one of the following acts by the  Company,  or failures  by the Company to act, and such act or failure  to  act has  not  been  corrected within thirty (30) days  after  written notice of such act or failure to act is given by Executive to the

Company:

           (i)        the  assignment to Executive of any  duties

inconsistent  with  Executive's  status  as  President   of   the

Industrial  and  Power Equipment Group which  causes  a  material diminution  in  Executive's  duties  or  responsibilities,  or  a substantial  adverse alteration in the nature or  status  of  the

Executive's responsibilities from those on the date hereof;

           (ii)       a  reduction by the Company in  Executive's

Base Salary as in effect on the date hereof or as the same may be increased from time to time;

            (iii)        the  failure  by  the  Company,  without

Executive's  consent,  to  pay  to  Executive  any   portion   of

Executive's  current  compensation  (including  Base  Salary  and bonus), or to pay to the Executive any other compensation  within seven (7) days of the date such compensation is due;

           (iv)       the  failure by the Company to continue  in

effect  any compensation plan in which Executive participates  on

the   date  hereof,   which  is  material  to  Executive's  total

compensation,   including  but  not  limited  to  the   Company's

Executive  Management  Annual Incentive  Program,  any  long-term incentive  plan,  the  SERP,  and the  Individual  SERP,  or  any substitute plans, unless an equitable arrangement (embodied in an ongoing  substitute  or  alternative plan)  has  been  made  with respect  to such plan, or the failure by the Company to  continue the Executive's participation in such plan (or in such substitute or  alternative plan) on a basis not materially less favorable in terms of the amount of benefits provided;

           (v)        the  failure by the Company to continue  to

provide  Executive with benefits substantially similar  to  those enjoyed  by  Executive  on  the date  hereof  under  any  of  the

Company's  pension, life insurance (including the Executive  Life

Insurance  Program), medical, health and accident  or  disability plans,  the  taking  of  any action by the  Company  which  would directly or indirectly materially reduce any of such benefits  or deprive  Executive  of  any material fringe  benefit  enjoyed  by

Executive  on the date hereof, or the failure by the  Company  to provide Executive with the number of paid vacation days to  which the Executive is entitled under this Agreement; or

           (vi)       any  purported termination  of  Executive's

employment  which  is  not  effected  pursuant  to  a  Notice  of

Termination  satisfying  the requirements  of  Section  7.1  (for purposes  of this Agreement, no such purported termination  shall be effective).

           The  Executive's  right to terminate  the  Executive's

employment  for  Good  Reason  shall  not  be  affected  by   the

Executive's  incapacity due to physical or mental  illness.   The

Executive's continued employment shall not constitute consent to,

or  a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

       6.8    "Person"  .   Any  individual,  corporation,  bank,

partnership,  joint  venture, association,  joint-stock  company,

trust, unincorporated organization or other entity.

      6.9   "Present  Value".  The term "Present  Value"  on  any

particular  date  shall  have the same  meaning  as  provided  in

Section 280G(d)(4) of the Code.

     7.   Termination Procedures.

      7.1   Notice  of  Termination.  During  the  Term  of  this

Agreement,  any  purported termination of Executive's  employment

(other  than by reason of death) shall be communicated by written

Notice  of  Termination from one party hereto to the other  party hereto  in  accordance  with Section 11.  For  purposes  of  this

Agreement,  a  "Notice of Termination" shall mean a notice  which

shall  indicate  the  specific  termination  provision  in   this

Agreement  relied  upon and shall set forth in reasonable  detail the  facts  and  circumstances claimed to  provide  a  basis  for termination  of  Executive's employment under  the  provision  so

indicated.   Further,  a  Notice  of  Termination  for  Cause  is

required to include the information set forth in Section 6.2.

      7.2   Date  of  Termination.  "Date of  Termination,"  with

respect  to  any purported termination of Executive's  employment during  the Term of this Agreement, shall mean (i) if Executive's employment  is  terminated by his death, the date of  his  death,

(ii)  if  Executive's  employment is terminated  for  Disability,

thirty  (30) days after Notice of Termination is given  (provided

that   Executive  shall  not  have  returned  to  the   full-time

performance  of  Executive's duties during such thirty  (30)  day period),  and  (iii) if Executive's employment is terminated  for any other reason, the date specified in the Notice of Termination

(which, in the case of a termination by the Company, shall not be less  than  thirty (30) days (except in the case of a termination for  Cause)  and, in the case of a termination by the  Executive,

shall not be less than thirty (30) days nor more than sixty  (60)

days,  respectively, from the date such Notice of Termination  is given);  provided,  however, that the "Date of  Termination"  for purposes  of  this Agreement shall not be the  last  day  of  the

Company's  fiscal  year and, in the event the  last  day  of  the fiscal year is designated as the "Date of Termination", the "Date of  Termination" for purposes hereof shall automatically  be  the first day of the next following fiscal year.

      8.   Contract Non-Assignable.  The parties acknowledge that

this  Agreement has been entered into due to, among other things,

the  special  skills of Executive, and agree that this  Agreement may  not be assigned or transferred by Executive, in whole or  in part, without the prior written consent of the Company.

     9.   Successors; Binding Agreement.

      9.1  In addition to any obligations imposed by law upon any successor  to, or transferor of,  the Company, the  Company  will require  any successor to, or transferor of, all or substantially all  of the business and/or assets of the Company (whether direct or  indirect,  by purchase, merger, reorganization,  liquidation,

consolidation  or  otherwise) to expressly assume  and  agree  to perform this Agreement, in the same manner and to the same extent that  the  Company would be required to perform  it  if  no  such succession  had  taken place.  Failure of the Company  to  obtain such  assumption and agreement prior to the effectiveness of  any such  succession  shall be a breach of this Agreement  and  shall entitle  the  Executive to compensation from the Company  in  the same  amount  and  on  the same terms as the Executive  would  be entitled  to  hereunder if the Executive were  to  terminate  the

Executive's employment for Good Reason, except that, for purposes of  implementing  the  foregoing, the  date  on  which  any  such

succession  becomes  effective  shall  be  deemed  the  Date   of

Termination.

      9.2   This Agreement shall inure to the benefit of  and  be

enforceable  by  Executive's personal or  legal  representatives,

executors,   administrators,  successors,  heirs,   distributees,

devisees  and  legatees  and  by  the  Company's  successors  and assigns.  If Executive shall die while any amount would still  be payable  to  Executive hereunder (other than  amounts  which,  by their  terms, terminate upon the death of Executive) if Executive had  continued  to  live,  all  such  amounts,  unless  otherwise provided  herein, shall be paid in accordance with the  terms  of this  Agreement  to  the executors, personal  representatives  or administrators of Executive's estate.

      10.   Other  Agents.  Nothing in this Agreement  is  to  be

interpreted   as  limiting  the  Company  from  employing   other

personnel on such terms and conditions as may be satisfactory  to the Company.

      11.   Notices.   All notices, requests, demands  and  other

communications  required  or  permitted  hereunder  shall  be  in writing  and shall be deemed to have been duly given if delivered or  seven  days  after mailing if mailed, first class,  certified mail, postage prepaid:

          To the Company:     Blount International, Inc.
                         4520 Executive Park Drive
                         Montgomery, Alabama  36116-1602
                         ATTN:  General Counsel

          To the Executive:   Dennis Eagan
                         313 Hogan's Valley Way
                         Cary, North Carolina  27513

Any  party  may  change the address to which  notices,  requests,

demands and other communications shall be delivered or mailed  by giving  notice  thereof to the other party  in  the  same  manner provided herein.

     12.  Provisions Severable.  If any provision or covenant, or any  part thereof, of this Agreement should be held by any  court to  be  invalid, illegal or unenforceable, either in whole or  in part,  such invalidity, illegality or unenforceability shall  not affect  the validity, legality or enforceability of the remaining provisions  or covenants, or any part thereof, of this Agreement,

all of which shall remain in full force and effect.

      13.  Waiver.  Failure of either party to insist, in one  or more  instances, on performance by the other in strict accordance with  the  terms and conditions of this Agreement  shall  not  be deemed  a waiver or relinquishment of any right granted  in  this

Agreement or the future performance of any such term or condition or  of any other term or condition of this Agreement, unless such waiver  is contained in a writing signed by the party making  the waiver.

     14.  Indemnification.  During the term of this Agreement and after Executive's termination for the period of time set forth in

Section 6.7 of the Recapitalization Agreement, the Company  shall indemnify Executive and hold Executive harmless from and  against any  claim,  loss  or  cause of action arising  from  or  out  of

Executive's  performance as an officer, director or  employee  of the Company or any of its subsidiaries or other affiliates or  in any  other capacity, including any fiduciary capacity,  in  which

Executive  serves at the Company's request, in each case  to  the maximum  extent permitted by law and under the Company's Articles

of   Incorporation  and  By-Laws  (the  "Governing   Documents"),

provided  that  in  no  event shall the  protection  afforded  to

Executive  hereunder  be  less  than  that  afforded  under   the

Governing  Documents as in effect on the date of  this  Agreement except for changes mandated by law.  During the Term and for  the period  of  time set forth in Section 6.7 of the Recapitalization

Agreement, Executive shall be covered by any policy of  directors and  officers liability insurance maintained by the  Company  for the benefit of its officers and directors.

      15.   Amendments and Modifications.  This Agreement may  be

amended  or  modified only by a writing signed  by  both  parties hereto.

      16.   Governing  Law.   The validity  and  effect  of  this

Agreement  shall  be governed by and construed  and  enforced  in accordance with the laws of the State of Delaware.

      17.   Arbitration  of Disputes; Expenses.   All  claims  by

Executive  for  compensation and benefits  under  this  Agreement shall be directed to and determined by the Board and shall be  in

writing.   Any denial by the Board of a claim for benefits  under

this  Agreement  shall be delivered to Executive in  writing  and shall  set  forth  the specific reasons for the  denial  and  the

specific  provisions of this Agreement relied  upon.   The  Board

shall  afford a reasonable opportunity to Executive for a  review of  a  decision denying a claim and shall further allow Executive to  appeal to the Board a decision of the Board within sixty (60)

days  after notification by the Board that Executive's claim  has

been  denied.   To  the extent permitted by applicable  law,  any

further  dispute  or controversy arising under or  in  connection with  this  Agreement shall be settled exclusively by arbitration in Atlanta, Georgia, in accordance with the rules of the American

Arbitration Association then in effect.  Judgment may be  entered

on  the arbitrator's award in any court having jurisdiction.   In

the  event the Executive incurs legal fees and other expenses  in seeking  to obtain or to enforce any rights or benefits  provided by  this  Agreement and is successful, in whole or  in  part,  in obtaining  or  enforcing any material rights or benefits  through settlement, arbitration or otherwise, the Company shall  promptly pay  Executive's reasonable legal fees and expenses  incurred  in

enforcing this Agreement and the fees of the arbitrator.   Except

to  the  extent  provided in the preceding sentence,  each  party shall  pay its own legal fees and other expenses associated  with any dispute.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              EXECUTIVE:

                              _____________________________
                              DENNIS EAGAN



                              COMPANY:
                              BLOUNT INTERNATIONAL, INC.

                              By: ___________________________